UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

ICON DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

000-51698
(Commission File Number)

Nevada	98-0335119
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1235 Quayside Drive, Suite 703, New Westminster, BC V3M 6J5
(Address of principal executive offices, including Zip Code)

(604) 515-8065
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On May 3, 2007, Icon Development, Inc. (“Icon”), Icon Acquisition Corporation (“Merger Sub”), American Xeno, Inc. (“Xeno”) and the stockholders of Xeno executed the First Amendment to the Agreement and Plan of Merger dated May 1, 2007 (the “Amendment”), to amend the Agreement and Plan of Merger dated April 24, 2007 (the “Agreement”), by and among Icon, Merger Sub, Xeno, and the stockholders of Xeno, which sets forth the terms and conditions pursuant to which Merger Sub will merge with and into Xeno (the “Merger”). The Amendment is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

The Amendment includes the following: (i) an increase in the number of shares that Icon will have issued and outstanding immediately prior to the Merger form 12,000,000 to 12,125,000 shares of common stock; (ii) extends the closing date of Icon’s offering of units to on or before May 30, 2007; and (iii) extends the date of the closing of the Merger to no later than May 15, 2007.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Amendment itself, which is attached hereto as Exhibits 2.1, and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit 2.1	Amendment to the Agreement and Plan of Merger dated May 3, 2007 among Icon, Merger Sub, Xeno and the stockholders of Xeno

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON DEVELOPMENT, INC.

Date: May 9, 2007	/s/ Wayne Smith
Wayne Smith
Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 2.1	Amendment to the Agreement and Plan of Merger dated May 3, 2007 among Icon, Merger Sub, Xeno and the stockholders of Xeno